Exhibit 99.01

Glu Reports Second Quarter 2019 Financial Results

  Second quarter revenue of $95.5 million and net income of $2.5 million
  Second quarter record bookings of $101.9 million
  Launched WWE Universe and Diner DASH Adventures globally
  Growth Games bookings collectively grew 12% year-over-year
  Updates Disney Sorcerer’s Arena worldwide launch timing to Q1 2020
  Revises full year 2019 guidance

SAN FRANCISCO--(BUSINESS WIRE)--August 1, 2019--Glu Mobile Inc. (NASDAQ: GLUU), a leading global developer and publisher of free-to-play mobile games, today announced financial results for its second quarter ended June 30, 2019. The company also provided its outlook for its financial performance in the third and fourth quarters and updated full year 2019 financial guidance.

Nick Earl, Chief Executive Officer, stated, “In the second quarter, Glu had its highest bookings quarter ever driven by double digit year-over-year growth in all three of our Growth Games and we launched two exciting new titles – WWE Universe and Diner DASH Adventures. We are particularly encouraged by the strong early performance from Diner DASH Adventures, a Glu original IP game, and the progress we’ve made on our pipeline of potential Growth Games, including Disney Sorcerer’s Arena. In the second half of the year, our focus will be on enhancing our live titles with new features and continuing to fine-tune our pipeline of potential Growth Games. We believe that this strategy will help build momentum in the second half and set us up for strong results in 2020.”

Second Quarter 2019 Financial Highlights:

	Three Months Ended
in millions, except per share data	June 30, 2019	June 30, 2018

Revenue	$95.5	$90.2
Gross margin	64.6%	62.5%
Net gain/(loss)	$2.5	($4.4)
Net gain/(loss) per share – basic	$0.02	($0.03)
Net gain/(loss) per share – diluted	$0.02	($0.03)
Weighted-average common shares outstanding – basic	145.5	140.5
Weighted-average common shares outstanding – diluted	159.7	140.5
Cash generated from operations excluding royalty advances	$12.5	$13.4
Cash paid for royalty advances that are included in cash used in operations	($3.2)	($1.1)
Cash and cash equivalents	$99.5	$61.6

Additional Financial Information
	Three Months Ended		Guidance provided for three months ended June 30, 2019
	June 30, 2019	June 30, 2018	Low	High
Bookings	$101.9	$99.4	$100.0	$102.0
Platform commissions, excluding any impact of deferred platform commissions *	$26.7	$26.0	$25.8	$26.3
Royalties, excluding any impact of deferred royalties*	$7.3	$7.4	$6.5	$6.6
Hosting costs	$1.8	$1.7	$1.4	$1.4
User acquisition and marketing expenses	$30.1	$25.3	$27.5	$27.8
Adjusted other operating expenses*	$28.0	$29.5	$32.8	$32.9
Depreciation	$1.1	$0.9	$1.0	$1.0
* Platform commissions, excluding any impact of deferred platform commissions, Royalties, excluding any impact of deferred royalties, and Adjusted other operating expenses are non-GAAP financial measures. These non-GAAP financial items should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for these non-GAAP financial items to the most directly comparable financial items based on GAAP are provided in GAAP to Adjusted results reconciliation table.

Eric R. Ludwig, Chief Operating Officer and Chief Financial Officer, said, “We delivered a strong financial performance in the second quarter with record bookings of $101.9 million, strong adjusted EBITDA and healthy free cash flow. We revised our annual guidance primarily to reflect the timing of new launches, contribution from newly launched titles and incremental UA investment to take advantage of favorable ROI opportunities. The 3-phase plan we laid out in early 2017 is still firmly in place and we are committed to our strategy of developing Growth Games that can stack bookings and deliver growing profits over time.”

Financial Outlook as of August 1, 2019:

Glu is providing its financial outlook for the third quarter, fourth quarter and full year 2019 as follows:

Third Quarter 2019 Guidance:

in millions	Low	High
Bookings	$110.0	$112.0
Platform commissions, excluding any impact of deferred platform commissions	$29.3	$29.9
Royalties, excluding any impact of deferred royalties	$6.6	$6.7
Hosting costs	$1.6	$1.6
User acquisition and marketing expenses	$37.0	$37.3
Adjusted other operating expenses	$32.5	$32.5
Depreciation	$1.0	$1.0

Supplemental information:
Income tax	($0.4)	($0.4)
Stock-based compensation	$4.4	$4.4
Amortization of intangible assets	$1.0	$1.0
Weighted-average common shares outstanding – basic	146.2	146.2
Weighted-average common shares outstanding – diluted	156.3	156.3

Fourth Quarter 2019 Guidance:

in millions	Low	High
Bookings	$101.5	$103.5
Platform commissions, excluding any impact of deferred platform commissions	$26.8	$27.4
Royalties, excluding any impact of deferred royalties	$4.9	$5.0
Hosting costs	$1.6	$1.6
User acquisition and marketing expenses	$23.8	$24.0
Adjusted other operating expenses	$33.1	$33.2
Depreciation	$1.0	$1.0

Supplemental information:
Income tax	$0.8	$0.8
Stock-based compensation	$5.2	$5.2
Amortization of intangible assets	$1.0	$1.0
Weighted-average common shares outstanding – basic	147.0	147.0
Weighted-average common shares outstanding – diluted	159.0	159.0

Full Year 2019 Guidance:

in millions	Low	High
Bookings	$406.0	$410.0
Platform commissions, excluding any impact of deferred platform commissions	$106.8	$108.0
Royalties, excluding any impact of deferred royalties	$24.8	$25.0
Hosting costs	$6.5	$6.5
User acquisition and marketing expenses	$113.9	$114.4
Adjusted other operating expenses	$124.1	$124.2
Depreciation	$4.1	$4.1

Supplemental information:
Income tax	$0.6	$0.6
Stock-based compensation	$18.4	$18.4
Transitional costs	$1.0	$1.0
Amortization of intangible assets	$4.4	$4.4
Weighted-average common shares outstanding – basic	145.8	145.8
Weighted-average common shares outstanding – diluted	158.6	158.6
Cash and cash equivalent balance	At least $115.0M

Glu does not provide guidance on a GAAP basis primarily due to the fact that Glu is unable to predict, with reasonable accuracy, future changes in its deferred revenue and corresponding cost of revenue. The amount of Glu’s deferred revenue and cost of revenue for any given period is difficult to predict due to differing estimated useful lives of paying users across games, variability of monthly revenue, platform commissions and royalties by game and unpredictability of revenue from new game releases. Future changes in deferred revenue and deferred cost of revenue are uncertain and could be material to Glu’s results computed in accordance with GAAP. Accordingly, Glu is unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure without unreasonable effort.

Quarterly Conference Call Information:

Glu will discuss its quarterly results via teleconference today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Please dial (866) 582-8907 (domestic), or (760) 298-5046 (international), with conference ID # 2015319 to access the conference call at least five minutes prior to the 2:00 p.m. Pacific Time start time. A live webcast and replay of the call will also be available on the investor relations portion of the company's website at www.glu.com/investors. An audio replay will be available between 5:00 p.m. Pacific Time, August 1, 2019, and 8:59 p.m. Pacific Time, August 8, 2019, by calling (855) 859-2056, or (404) 537-3406, with conference ID # 2015319.

Disclosure Using Social Media Channels

Glu currently announces material information to its investors using SEC filings, press releases, public conference calls and webcasts. Glu uses these channels as well as social media channels to announce information about the company, games, employees and other issues. Given SEC guidance regarding the use of social media channels to announce material information to investors, Glu is notifying investors, the media, its players and others interested in the company that in the future, it might choose to communicate material information via social media channels or, it is possible that information it discloses through social media channels may be deemed to be material. Therefore, Glu encourages investors, the media, players and others interested in Glu to review the information posted on the company forum (http://ggnbb.glu.com/forum.php) and the company Facebook site (https://www.facebook.com/glumobile) and the company twitter account (https://twitter.com/glumobile). Investors, the media, players or other interested parties can subscribe to the company blog and twitter feed at the addresses listed above. Any updates to the list of social media channels Glu will use to announce material information will be posted on the Investor Relations page of the company's website at www.glu.com/investors.

Use of Non-GAAP Financial Measures

To supplement Glu's unaudited condensed consolidated financial data presented in accordance with GAAP, Glu uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Glu's results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Glu include historical and estimated bookings, platform commissions, excluding any impact of deferred platform commissions, royalties, excluding any impact of deferred royalties, and adjusted operating expenses. These non-GAAP financial measures exclude the following items from Glu's unaudited consolidated statements of operations:

  Change in deferred platform commissions;
  Change in deferred royalties;
  Non-cash warrant expense;
  Impairment and amortization of intangible assets;
  Stock-based compensation expense;
  Restructuring charges;
  Transitional costs; and
  Litigation costs

Bookings do not reflect the deferral of certain game revenue that Glu recognizes over the estimated useful lives of paying users of Glu’s games and excludes changes in deferred revenue.

Glu may consider whether significant items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Glu believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Glu's performance by excluding certain items that may not be indicative of Glu's core business, operating results or future outlook. Glu's management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing Glu's operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of Glu's performance to prior periods.

Cautions Regarding Forward-Looking Statements

This news release contains forward-looking statements, including those regarding our “Financial Outlook as of August 1, 2019” (“Third Quarter 2019 Guidance,” “Fourth Quarter 2019 Guidance” and “Full Year 2019 Guidance”), and the statements that our games in development, including Disney Sorcerer’s Arena, are potential Growth games, and that we believe our strategy of focusing on enhancing our live titles with new features and continuing to fine-tune the potential Growth games we have in development will help build momentum in the second half and set us up for strong results in 2020 and that we are committed to our strategy of developing Growth Games that can stack bookings and deliver profits over time. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risk that consumer demand for smartphones, tablets and next-generation platforms does not grow as significantly as we anticipate or that we will be unable to capitalize on any such growth; the risk that we do not realize a sufficient return on our investment with respect to our efforts to develop free-to-play games for smartphones, tablets and next-generation platforms, the risk that we will be unable build successful Growth Games that provide predictable bookings and year over year growth; the risk that we will not be able to maintain our good relationships with Apple and Google; the risk that our development expenses for games for smartphones, tablets and next-generation platforms are greater than we anticipate; the risk that our recently and newly launched games are less popular than anticipated or decline in popularity and monetization rate more quickly than we anticipate; the risk that our newly released games will be of a quality less than desired by reviewers and consumers; the risk that the mobile games market, particularly with respect to free-to-play gaming, is smaller than anticipated; the risk that we may lose a key intellectual property license; the risk that we are unable to recruit and retain qualified personnel for developing and maintaining the games in our product pipeline resulting in reduced monetization of a game, product launch delays or games being eliminated from our pipeline altogether; and other risks detailed under the caption "Risk Factors" in our Form 10-Q filed with the Securities and Exchange Commission on May 10, 2019 and our other SEC filings. You can locate these reports through our website at http://www.glu.com/investors. We are under no obligation, and expressly disclaim any obligation, to update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

About Glu Mobile

Glu Mobile (NASDAQ: GLUU) is a leading creator of mobile games. Founded in 2001, Glu is headquartered in San Francisco with additional locations in San Mateo, Toronto and Hyderabad. With a history spanning over a decade, Glu’s culture is rooted in taking smart risks and fostering creativity to deliver world-class interactive experiences for our players. Glu’s diverse portfolio features top-grossing and award-winning original and licensed IP titles including, Cooking DASH, Covet Fashion, Deer Hunter, Design Home, Diner DASH Adventures, MLB Tap Sports Baseball and Kim Kardashian: Hollywood available worldwide on various platforms including the App Store and Google Play. For more information, visit www.glu.com or follow Glu on Twitter, Facebook and Instagram.

COOKING DASH, COVET FASHION, DEER HUNTER, DESIGN HOME, DINER DASH, TAP SPORTS, GLU, GLU MOBILE, and the 'g' character logo are trademarks of Glu Mobile Inc.

Glu Mobile Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2019	2018	2019	2018

Revenue	$95,540	$90,193	$191,425	$171,636

Cost of revenue:
Platform commissions, royalties and other	32,806	32,386	65,619	61,553
Impairment of prepaid royalties and minimum guarantees	-	-	457	99
Amortization of intangible assets	1,056	1,468	2,308	2,935
Total cost of revenue	33,862	33,854	68,384	64,587
Gross profit	61,678	56,339	123,041	107,049

Operating expenses:
Research and development	19,736	22,832	46,282	45,542
Sales and marketing	35,040	29,741	63,145	56,551
General and administrative	4,951	7,608	11,586	15,498
Restructuring charge	-	-	-	80
Total operating expenses	59,727	60,181	121,013	117,671

Income/(Loss) from operations	1,951	(3,842)	2,028	(10,622)

Interest and other income/(expense), net:	556	(366)	1,320	(617)

Income/(Loss) before income taxes	2,507	(4,208)	3,348	(11,239)
Income tax provision	-	(207)	(178)	(382)
Net income/(loss)	$2,507	$(4,415)	$3,170	$(11,621)

Net income/(loss) per common share - basic	$0.02	$(0.03)	$0.02	$(0.08)
Net income/(loss) per common share - diluted	$0.02	$(0.03)	$0.02	$(0.08)

Weighted average common shares outstanding - basic	145,451	140,534	144,951	139,821
Weighted average common shares outstanding - diluted	159,682	140,534	159,556	139,821

Glu Mobile Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)
	June 30,	December 31,
	2019	2018

ASSETS
Cash and cash equivalents	$ 99,498	$ 97,834
Accounts receivable, net	40,184	27,325
Prepaid royalties	9,830	8,520
Deferred royalties	4,885	4,410
Deferred platform commission fees	26,614	25,862
Restricted cash	-	110
Prepaid expenses and other assets	5,213	6,940
Total current assets	186,224	171,001

Property and equipment, net	13,329	13,888
Operating lease right of use assets	29,650	-
Long-term prepaid royalties	15,346	1,667
Other long-term assets	4,227	2,505
Intangible assets, net	6,836	9,145
Goodwill	116,227	116,227
Total assets	$ 371,839	$ 314,433

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$ 23,792	$ 10,480
Accrued liabilities	1,000	1,384
Accrued compensation	7,529	17,896
Accrued royalties	13,560	14,139
Accrued restructuring	-	294
Short-term operating lease liabilities	3,796	-
Deferred revenue	88,820	85,736
Total current liabilities	138,497	129,929
Long-term accrued royalties	15,336	1,649
Long-term operating lease liabilities	31,274	-
Other long-term liabilities	392	5,542
Total liabilities	185,499	137,120

Common stock	15	14
Additional paid-in capital	623,652	617,781
Accumulated other comprehensive (loss)/income	(14)	1
Accumulated deficit	(437,313)	(440,483)
Total stockholders' equity	186,340	177,313
Total liabilities and stockholders' equity	$ 371,839	$ 314,433

Glu Mobile Inc.
GAAP to Adjusted Results Reconciliation
(in thousands)
(unaudited)	Three Months Ended

	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,
	2018	2018	2018	2018	2019	2019
GAAP platform commissions	$21,729	$23,250	$25,650	$24,756	$25,148	$24,799
Change in deferred platform commissions	1,477	2,768	413	760	(1,109)	1,860
Platform Commissions, excluding any impact of deferred platform commissions	$23,206	$26,018	$26,063	$25,516	$24,039	$26,659

GAAP royalties (including impairment of royalties and minimum guarantees)	$5,506	$6,631	$7,141	$6,784	$6,605	$6,245
Change in deferred royalties	15	767	(70)	122	(596)	1,071
Royalties, excluding any impact of deferred royalties	$5,521	$7,398	$7,071	$6,906	$6,009	$7,316

GAAP other operating expenses (GAAP operating expenses excluding user acquisition and marketing expenses)	$35,263	$34,929	$36,797	$38,695	$38,314	$29,652
Stock-based compensation	(6,308)	(5,343)	(5,879)	(7,062)	(6,807)	(2,035)
Transitional costs	(919)	(13)	-	(598)	(998)	(5)
Restructuring charge	(80)	-	(160)	-	-	-
Litigation Costs	-	-	(717)	(1,217)	(28)	416
Adjusted other operating expenses	$27,956	$29,573	$30,041	$29,818	$30,481	$28,028

In addition to the reasons stated above, which are generally applicable to each of the items Glu excludes from its non-GAAP financial measures, Glu believes it is appropriate to exclude certain items for the following reasons:

Change in Deferred Platform Commissions and Deferred Royalties. At the date we sell certain premium games and micro-transactions, Glu has an obligation to provide additional services and incremental unspecified digital content in the future without an additional fee. In these cases, we recognize any associated cost of revenue, including platform commissions and royalties, on a straight-line basis over the estimated life of the paying user. Internally, Glu’s management excludes the impact of the changes in deferred platform commissions and deferred royalties related to its premium and free-to-play games in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. Glu believes that excluding the impact of the changes in deferred platform commissions and deferred royalties from its operating results is important to facilitate comparisons to prior periods and to understand Glu’s operations.

Non-cash Warrant expense. Glu recorded non-cash charges related to the warrants to purchase shares of common stock issued to certain brand holders as part of third party licensing, development and publishing arrangements. These charges were recorded in cost of revenue. When evaluating the performance of its consolidated results, Glu does not consider non-cash warrant charges as it places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with any warrants. As the non-cash warrant expense impacts comparability from period to period Glu believes that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

Impairment and amortization of Intangible Assets. When analyzing the operating performance of an acquired entity or intangible asset, Glu's management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Glu's management excludes the GAAP impact of acquired intangible assets to its financial results. Glu believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

Stock-Based Compensation Expense. Glu applies the fair value provisions of Accounting Standard Codification Topic 718, Compensation-Stock Compensation (“ASC 718”). ASC 718 requires the recognition of compensation expense, using a fair-value based method, for costs related to all share-based payments. Glu's management team excludes stock-based compensation expense from its short and long-term operating plans. In contrast, Glu's management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Glu places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants. Glu believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business.

Restructuring Charges. Glu undertook restructuring activities in the first, second and third quarters of 2017 and recorded cash restructuring charges due to the termination of certain employees in Asia and certain U.S. offices. Glu recorded the severance costs as an operating expense when it communicated the benefit arrangement to the employee and no significant future services, other than a minimum retention period, were required of the employee to earn the termination benefits. Additionally, Glu recorded restructuring charges upon exiting portions of certain facilities in Asia and the U.S. in 2017 and the first quarter of 2018. Glu believes that these restructuring charges do not reflect its ongoing operations and that investors benefit from a supplemental non-GAAP financial measure that excludes these charges.

Transitional Costs. GAAP requires expenses to be recognized for various types of events associated with a business acquisition such as legal, accounting and other deal related expenses. Glu incurred various costs related to the divestiture of its Moscow studio and termination of certain game related contracts. Glu recorded these transitional costs as operating expenses when they were incurred. Glu believes that these transitional costs affect comparability from period to period and that investors benefit from a supplemental non-GAAP financial measure that excludes these expenses.

Litigation costs. Glu incurred legal costs related to the complaint filed by the former Chief Executive Officer of Crowdstar in the Superior Court of the State of California for the County of Santa Clara against Glu, Time Warner Inc., Intel Capital Corporation, Middlefield Ventures Inc., Rachel Lam, and Jose Blanc. Glu believes that these legal costs have no direct correlation to the operation of its ongoing core business and affect comparability from period to period and, as a result, that investors benefit from a supplemental non-GAAP financial measure that excludes these expenses.

Contacts

Investor Relations:
Bob Jones / Taylor Krafchik
Ellipsis
IR@glu.com
646-776-0886